Exhibit 99.1

PARTS iD, Inc. Reports Second Quarter 2022 Results

CRANBURY, N.J., August 8, 2022 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Summary (Comparisons versus Second Quarter 2021 and First Quarter 2022)

●	Net revenue was $104.3 million, a decrease of 20.1% as compared to Q2 2021 and an increase of 9.9% as compared to Q1 2022.

●	Gross margin was 19.7% as compared to 20.0% in Q2 2021 and 19.5% in Q1 2022.

●	Operating expenses as a percent of net revenue were 20.6% as compared to 19.4% in Q2 2021 and 24.6% in Q1 2022.

●	Operating loss was $(0.9) million as compared to operating income of $0.8 million in Q2 2021 and an operating loss of $(4.8) million in Q1 2022.

●	Net loss was $(0.9) million as compared to net income of $0.6 million in Q2 2021 and net loss of $(4.0) million in Q1 2022.

●	Adjusted EBITDA was $1.3 million compared to $4.2 million in Q2 2021 and $(1.7) million in Q1 2022.

●	Net cash from profit and loss account was $1.0 million compared with $3.7 million in Q2 2021 and $(1.8) million in Q1 2022.

Management Commentary

“We made good progress advancing certain key growth initiatives during the second quarter, in particular, expanding our automotive repair and original equipment categories, and enhancing the product catalog and margins for our adjacent verticals,” said Nino Ciappina, Chief Executive Officer of PARTS iD. “Unfortunately, these positive results were offset by inflationary pressures and unfavorable vehicle sales trends that are pressuring our core accessories business, especially when compared to last year’s stimulus fueled demand. In response to the current operating environment, which also includes continued supply chain challenges, we’ve taken important steps towards protecting profitability. We recently made difficult decisions to reduce our workforce, further optimized our advertising spend and eliminated certain other non-essential expenses. We also moderated capital expenditures and increased our gross margin target. We believe these actions will yield approximately $12 million in annualized savings and provide us with the financial flexibility to navigate the current macroeconomic headwinds. We continue to be optimistic about the long-term potential of our technology driven, capital-efficient business model and our ability to expand our share of the $440 billion automotive aftermarket and the multiple adjacent industry verticals in which we operate.”

Second Quarter 2022 Financial Results

Second quarter 2022 revenue decreased 20.1% to $104.3 million, compared to $130.4 million in the second quarter of 2021. This decreased was attributable to a 15.5% decline in traffic and a 15.4% decrease in the conversion rate, partially offset by a 10.3% increase in average order value.

Gross profit for the second quarter of 2022 decreased to $20.6 million compared to $26.1 million in the same prior year period. Gross margin was 19.7% for the second quarter 2022 compared to 20.0% in the second quarter of 2021. The decrease in gross margin was attributable to a change in product category revenue mix combined with a year-over-year increase in product and shipping costs associated with the ongoing global supply chain disruptions.

Operating expenses were $21.5 million for the second quarter of 2022 compared to $25.3 million for the second quarter of 2021. The decrease in operating expenses was primarily attributable to a $1.5 million decrease in advertising expenses due to lower traffic and number of clicks, combined with a decrease in non-cash share-based expenses. Operating expenses as a percent of net revenue were 20.6% compared to 19.4% in the same prior year period.

Operating loss for the second quarter of 2022 was $(0.9) million compared to operating income of $0.8 million for the second quarter of 2021.

Net loss for the second quarter of 2022 was $(0.9) million compared to net income of $0.6 million in the same prior year period.

Adjusted EBITDA was $1.3 million in the second quarter of 2022 compared to $4.2 million in the same prior year period.

Balance Sheet

As of June 30, 2022, the company had cash of $7.3 million compared to $23.2 million at December 31, 2021. The decrease in cash was driven primarily by the impact of a net cash loss of $0.8 million and a negative net change in operating assets and liabilities of $11.5 million, primarily comprising of a decrease in accounts payables and customer deposits. Cash used in investing activities was $3.6 million, primarily related to website and software development expenditures.

Conference Call

PARTS iD’s Chief Executive Officer, Nino Ciappina, and Chief Financial Officer, Kailas Agrawal, will host a live conference call to discuss financial results on August 8, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9129 (domestic) or (201) 493-6753 (international).

The conference call will also be available to interested parties through a live webcast at https://www.partsidinc.com/. A telephone replay of the call will be available until August 15, 2022, by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering the conference identification number: 13731823

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, we believe that PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes certain non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.

To this end, we provide EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA consists of net income (loss) plus (a) interest expense; (b) income tax provision (or less benefit); and (c) depreciation expense. Adjusted EBITDA consists of EBITDA plus stock compensation expense and other costs, fees, expenses, write offs and other items that do not impact the fundamentals of our operations, as described further below following the reconciliation of these metrics. Management believes these non-GAAP measures provide useful information to investors in their assessment of the performance of our business. The exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in our working capital;

●	EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

●	EBITDA and Adjusted EBITDA do not reflect depreciation and interest expenses associated with the lease financing obligations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward,” “optimistic” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; our ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements; our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; costs related to operating as a public company; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com

Media

Erin Hadden

FischTank PR

partsid@fischtankpr.com

PARTS iD, INC.

Condensed Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

	June 30, 2022	December 31, 2021
	Unaudited	Audited
ASSETS
Current assets
Cash	$7,317,070	$23,203,230
Accounts receivable	2,518,879	2,157,108
Inventory	5,384,467	5,754,748
Prepaid expenses and other current assets	6,095,608	4,874,704
Total current assets	21,316,024	35,989,790

Property and equipment, net	14,083,440	13,700,876
Intangible assets	262,966	262,966
Deferred tax assets	3,236,618	2,314,907
Operating lease right-of-use	1,493,603	-
Other assets	267,707	267,707
Total assets	$40,660,358	$52,536,246

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$35,459,245	$40,591,938
Customer deposits	10,828,002	15,497,857
Accrued expenses	6,667,828	6,221,330
Other current liabilities	3,227,123	3,930,841
Operating lease liabilities	766,367	-
Total current liabilities	56,948,565	66,241,966

Other non-current liabilities
Operating lease, net of current portion	727,236	-
Total liabilities	57,675,801	66,241,966

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value per share;
1,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, $0.0001 par value per share;
10,000,000 Class F shares authorized and 0 issued and outstanding	-	-
100,000,000 Class A shares authorized and 34,062,616 and 33,965,804 issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	3,406	3,396
Additional paid in capital	8,516,706	6,973,541
Accumulated deficit	(25,535,555)	(20,682,657)
Total shareholders’ deficit	(17,015,443)	(13,705,720)

Total liabilities and shareholders’ deficit	$40,660,358	$52,536,246

PARTS iD, INC.

Consolidated Condensed Statements of Operations

For the three and six months ended June 30, 2022 and 2021 (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Net revenue	$104,257,478	$130,409,332	$199,149,626	$239,482,960
Cost of goods sold	83,674,247	104,270,051	160,072,167	190,510,070
Gross profit	20,583,231	26,139,281	39,077,459	48,972,890

Operating expenses:
Advertising	9,437,657	10,907,319	19,138,949	21,406,705
Selling, general and administrative	9,940,889	12,603,017	21,613,616	23,961,724
Depreciation	2,142,433	1,819,581	4,096,895	3,593,354
Total operating expenses	21,520,979	25,329,917	44,849,460	48,961,783
(Loss) income from operations	(937,748)	809,364	(5,772,001)	11,107

Interest expense	-	395	-	6,885
(Loss) income before income taxes	(937,748)	808,969	(5,772,001)	4,222
Income tax (benefit) expense	(38,037)	182,857	(919,103)	22,923
Net (loss) income	$(899,711)	$626,112	$(4,852,898)	$(18,701)
(Loss) income available to common shareholders	$(899,711)	$626,112	$(4,852,898)	$(18,701)
(Loss) income per common share
(Loss) income per share (basic and diluted)	$(0.03)	$0.02	$(0.14)	$(0.00)
Weighted average number of shares (basic and diluted)	33,983,680	33,130,599	33,974,791	33,002,738

PARTS iD, INC.

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2022 and 2021 (Unaudited)

	Six months ended June 30,
	2022	2021

Cash Flows from Operating Activities:
Net loss	$(4,852,898)	$(18,701)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	4,096,895	3,593,354
Deferred income tax benefit	(921,711)	-
Share based compensation expense	686,841	1,321,428
Amortization of right-of-use asset	194,526	-
Changes in operating assets and liabilities:
Accounts receivable	(361,771)	(501,531)
Inventory	370,281	(1,440,606)
Prepaid expenses and other current assets	(1,220,904)	1,252,952
Accounts payable	(5,132,693)	(32,202)
Customer deposits	(4,669,856)	3,351,055
Accrued expenses	446,498	1,024,590
Operating lease liabilities	(194,526)	-
Other current liabilities	(703,718)	500,584
Net cash (used in) provided by operating activities	(12,263,036)	9,050,923

Cash Flows from Investing Activities:
Purchase of property and equipment	(45,360)	(283,786)
Website and software development costs	(3,577,764)	(3,611,451)
Net cash used in investing activities	(3,623,124)	(3,895,237)

Cash Flows from Financing Activities:
Principal paid on notes payable	-	(10,473)
Net cash used in financing activities	-	(10,473)

Net change in cash	(15,886,160)	5,145,213
Cash, beginning of period	23,203,230	22,202,706
Cash, end of period	$7,317,070	$27,347,919

Supplemental disclosure of cash flows information:
Cash paid for interest	$-	$6,885
Cash paid for income taxes	$2,608	$4,000

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(899,711)	$626,112	$(4,852,898)	$(18,701)
Interest expense	-	395	-	6,885
Income taxes (benefits)	(38,037)	182,857	(919,103)	22,923
Depreciation	2,142,433	1,819,581	4,096,895	3,593,354
EBITDA	1,204,685	2,628,945	(1,675,106)	3,604,461
Stock compensation expenses	(180,529)	1,292,604	686,841	1,321,428
Legal & settlement expenses (1)	316,743	243,426	596,385	483,186

Adjusted EBITDA Total	$1,340,899	$4,164,975	$(391,880)	$5,409,075
% to revenue	1.3%	3.2%	-0.2%	2.3%

(1)	Represents legal and settlement expenses related to significant matters that do not impact the fundamentals of our operations, pertaining to: (i) causes of action between certain of the Company’s shareholders and which involves claims directly against the Company seeking the fulfillment of alleged indemnification obligations with respect to these matters, and (ii) trademark and intellectual property (“IP”) protection cases. We are involved in routine IP litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results.